                                                                      EXHIBIT 12

                                     Computation of Ratio of Earnings to Fixed Charges
                                              J.P. Morgan & Co. Incorporated
                                                       Consolidated

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                                                                                                              Nine months
Dollars in millions                                                                                                  1997
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
Earnings:
    Net income                                                                                                      1,194
    Add:  income taxes                                                                                                588
    Less: equity in undistributed income of all affiliates
     accounted for by the equity method                                                                                32
    Add:  fixed charges, excluding interest on deposits                                                             5,644
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    Earnings available for fixed charges, excluding
     interest on deposits                                                                                           7,394
    Add:  interest on deposits                                                                                      2,043
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    Earnings available for fixed charges, including
       interest on deposits                                                                                         9,437
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Fixed charges:
    Interest expense, excluding interest on deposits                                                                5,622
    Interest factor in net rental expense                                                                              22
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    Total fixed charges, excluding interest on deposits                                                             5,644
    Add:  interest on deposits                                                                                      2,043
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    Total fixed charges, including interest on deposits                                                             7,687
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Ratio of earnings to fixed charges:
    Excluding interest on deposits                                                                                   1.31
    Including interest on deposits                                                                                   1.23
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
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PAGE 2



                      Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                                              J.P. Morgan & Co. Incorporated
                                                       Consolidated

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                                                                                                              Nine months
Dollars in millions                                                                                                  1997
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
Earnings:
    Net income                                                                                                      1,194
    Add:  income taxes                                                                                                588
    Less: equity in undistributed income of all affiliates
     accounted for by the equity method                                                                                32
    Add:  fixed charges, excluding interest on deposits
       and preferred stock dividends                                                                                5,644
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    Earnings available for fixed charges, excluding
     interest on deposits                                                                                           7,394
    Add:  interest on deposits                                                                                      2,043
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    Earnings available for fixed charges, including
       interest on deposits                                                                                         9,437
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Fixed charges:
    Interest expense, excluding interest on deposits                                                                5,622
    Interest factor in net rental expense                                                                              22
    Preferred stock dividends                                                                                          40
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    Total fixed charges, excluding interest on deposits                                                             5,684
    Add:  interest on deposits                                                                                      2,043
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    Total fixed charges, including interest on deposits                                                             7,727
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Ratio of earnings to fixed charges and preferred stock dividends:
    Excluding interest on deposits                                                                                   1.30
    Including interest on deposits                                                                                   1.22
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